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                                                                    EXHIBIT 10.4


                              COMMON STOCK WARRANT

March 8, 1996

NEITHER THIS WARRANT, NOR THE STOCK TO BE ISSUED UPON EXERCISE HEREOF, HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 SECURITIES ACT"), OR QUALIFIED OR REGISTERED UNDER ANY STATE SECURITIES LAWS (THE "STATE SECURITIES LAWS"), AND THIS WARRANT HAS BEEN, AND THE COMMON STOCK TO BE ISSUED UPON EXERCISE HEREOF WILL BE, ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF. NO SUCH SALE OR OTHER DISPOSITION MAY BE MADE WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 SECURITIES ACT AND COMPLIANCE WITH THE APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE ISSUER AND ITS COUNSEL, THAT SAID REGISTRATION IS NOT REQUIRED UNDER THE 1933 SECURITIES ACT AND THAT APPLICABLE STATE SECURITIES LAWS HAVE BEEN COMPLIED WITH.

                                    WARRANT

                            Void after March 8, 2004

No. 2                                           Warrant to Purchase Common Stock
                                                                $.05 Par Value

         This certifies that MORAMERICA CAPITAL CORPORATION ("Purchaser"), having an address of c/o InvestAmerica Investment Advisors, Inc., 101 2nd Street S.E., Suite 800, Cedar Rapids, Iowa 52401, or any party to whom this Warrant is assigned in compliance with the terms hereof (Purchaser and any such assignee being hereafter sometimes referred to as "Holder"), is entitled to subscribe to and purchase, (i) during the period commencing at the date first set forth above and ending at 5 p.m. Toledo, Ohio local time, on the "Expiration Date" (as defined below), SIX HUNDRED TWENTY-SEVEN THOUSAND FOUR HUNDRED FORTY-FIVE (627,445) shares of fully paid and nonassessable Common Stock (as hereinafter defined of CENTRUM INDUSTRIES, INC. (the "Company"), a Delaware corporation with its principal place of business at 6135 Trust Drive, Suite 104A, Holland, Ohio 43528. This Warrant is one of a series of Warrants identical in form issued by the Company pursuant to the Agreement (as defined below), and the Holder, by acceptance hereof, agrees to be bound by the provisions of such Agreement as applicable to this Warrant. The purchase price of each such share of Common Stock shall be the Warrant Price as defined below. This Warrant was originally issued to Purchaser pursuant to the Agreement (as defined below).
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                                   ARTICLE I
                                  DEFINITIONS

1.1      "Aggregate Price" shall mean the product, at any time of reference, of
         (i) the Warrant Price multiplied by (ii) the number of shares of Warrant Stock.

1.2 "Agreement" shall mean that certain Note and Warrant Purchase Agreement entered into by and between Purchaser, among others, and the Company of even date herewith.

1.3 "Common Stock" shall mean and include the Company's common stock, par value $.05, as constituted on the date hereof, and shall also include any capital stock of any class or series of the Company's hereafter authorized which shall substitute for or replace the Common Stock as constituted on the date hereof; provided, however, that in the event the Company authorizes one or more classes or series of capital stock qualifying as "Common Stock" for purposes of the foregoing definition, in addition to the class of authorized capital stock denominated as "Common Stock" in the Company's Certificate of Incorporation as of the date hereof, the Holder shall have the right to designate at each time it exercises its rights hereunder the class or series of authorized capital stock that it elects to purchase in satisfaction of its rights hereunder.

1.4      "Common Stock Equivalents" shall mean Convertible Securities and
         Rights.

1.5 "Convertible Securities" means any securities which are directly or indirectly convertible into Common Stock.

1.6 "Effective Price" means the quotient obtained by dividing (i) Minimum Consideration by (ii) Maximum Shares Upon Exercise.

1.7      "Expiration Date" means March 8, 2004.

1.8 "Maximum Shares Upon Exercise" means the maximum number of shares of Common Stock issuable under a Common Stock Equivalent upon complete exercise and full conversion of all Rights or Convertible Securities represented thereby, computed without regard to contingent adjustments to the number of shares issuable upon exercise and conversion.

1.9 "Minimum Consideration" means the minimum aggregate consideration paid or payable at any time for the purchase of the Common Stock Equivalents during the term of the Common Stock Equivalents, and upon complete exercise and full conversion of the Common Stock Equivalents, computed without regard to contingent adjustments to exercise or conversion price.





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1.10     "Notes" means the Company's 11% Convertible Subordinated Notes due
         March 31, 2001, one or more of which has been issued by the Company on the date hereof to the Purchaser, among others, together with any note issued in exchange therefor or  replacement thereof.

1.11 "Rights" means any options, warrants, or rights to purchase Common Stock or Convertible Securities.

1.12 "Warrant Price" shall mean Two and 00/100 ($2.00) Dollars for each share of Common Stock subject, however, to reduction pursuant to
         Section 3.5 hereof.

1.13 "Warrant Stock" shall mean 627,445 shares of Common Stock, subject to reduction as provided in Section 2.2 hereof.


                                   ARTICLE II
                              EXERCISE AND PAYMENT

2.1 Cash Exercise. The purchase rights represented by this Warrant may be exercised by Holder, in whole or in part, by written notice of exercise delivered to the Company at least twenty (20) days prior to the intended date of exercise and by the surrender of this Warrant at the principal office of the Company, and by the payment to the Company, by certified, cashier's or other check acceptable to the Company, of an amount equal to the aggregate Warrant Price of the shares being purchased.

2.2 Deemed Exercise Upon Conversion of Notes. In lieu of exercising this Warrant pursuant to Section 2.1, Holder may elect to convert all or a portion of the outstanding principal balance of any of the Notes into shares of Common Stock at a conversion price equal to the Warrant Price pursuant to the terms of such Note, in which event this Warrant shall be deemed, without further act or instrument, to have been exercised for a number of shares of Common Stock equal to the number of shares of Common Stock received by the Purchaser upon such conversion, and the number of shares of Warrant Stock subject to this Warrant shall be reduced by an equal number of shares, and this Warrant shall remain in full force and effect with respect to such reduced number of shares of Warrant Stock. The foregoing conversion shall be effected by delivery of a written notice to the Company at least twenty (20) days prior to the intended date of conversion specifying the amount of outstanding principal to be converted. By way of example and illustration only, if the Purchaser elects to convert $100,000 of the outstanding principal balance of a Note and receives 50,000 shares of Common Stock upon such conversion, the number of shares of Warrant Stock subject to this Warrant shall be reduced from 627,445 to





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         577,445 and this Warrant shall remain in full force and effect with respect to such  577,445 shares of Warrant Stock.

2.3 Stock Certificate. In the event of any exercise of the rights represented by this Warrant, certificates for the shares of Common Stock so purchased shall be delivered to Holder within a reasonable time and, unless this Warrant has been fully exercised or has expired, a new Warrant representing the number of shares of Common Stock with respect to which this Warrant shall not have been exercised shall also be issued to Holder within such time.

2.4 Stock Fully Paid; Reservation of Shares. The Company covenants and agrees that all Common Stock which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof (excluding taxes based on the income of Holder), provided that any such shares of Common Stock shall be subject to the restrictions, obligations and duties imposed upon stockholders of the Company pursuant to that certain Equity Holders' Agreement, of even date herewith, among the Company and the Purchaser, among others, as the same may be amended and supplemented to and including the date hereof (the "Equity Holders' Agreement"), and shall be subject to applicable restrictions imposed by relevant federal and state securities laws relating to capital stock sold in a private placement. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved for issuance a sufficient number of shares of its Common Stock as would be required upon the full exercise of the rights represented by this Warrant.

2.5 Fractional Shares. No fractional share of Common Stock will be issued in connection with any exercise hereof, but in lieu of a fractional share upon complete exercise hereof, Holder may purchase a whole share at the then effective Warrant Price.


                                  ARTICLE III
                        CERTAIN ADJUSTMENTS OF NUMBER OF
                      SHARES PURCHASABLE AND WARRANT PRICE

         The number and kind of securities purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

3.1 Reclassification, Consolidation or Merger. In case of: (i) any reclassification or change of outstanding securities issuable upon exercise of this Warrant; (ii) any consolidation or





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         merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is a continuing corporation and which does not result in any reclassification, change or exchange of outstanding securities issuable upon exercise of this Warrant); or (iii) any sale or transfer to another corporation of all, or substantially all, of the property of the Company, then, and in each such event, the Company or such successor or purchasing corporation, as the case may be, shall execute a new Warrant which will provide that Holder shall have the right to exercise such new Warrant and purchase upon such exercise, in lieu of each share of Common Stock theretofore issuable upon exercise of this Warrant, the kind and amount of securities, money and property receivable upon such reclassification, change, consolidation, merger, sale or transfer by a holder of one share of Common Stock issuable upon exercise of this Warrant had this Warrant been exercised immediately prior to such reclassification, change, consolidation, merger, sale or transfer. Such new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided in this Section 3 and the provisions of this Section 3.1, shall similarly apply to successive reclassifications, changes, consolidations, mergers, sales and transfers.

3.2 Subdivision or Combination of Shares. If the Company shall at any time while this Warrant remains outstanding and unexercised in whole or in part: (i) divide its Common Stock, the Warrant Price shall be proportionately reduced; or (ii) combine shares of is Common Stock, the Warrant Price shall be proportionately increased.

3.3 Adjustment for Issue or Sale of Shares at Less Than the Warrant Price. If, in a transaction other than an issuance excepted from these provisions as set forth below or an issuance that causes an adjustment under Sections 3.1 or 3.2, the Company shall at any time or from time to time, issue any additional shares of Common Stock without consideration or for a net consideration per share less than the Warrant Price in effect immediately prior to such issuance, then, and in each case, the Warrant Price shall be lowered to an amount equal to the lowest per share price received, or deemed received, by the Company as consideration for such Shares.

         For purposes of this Section 3.3:

                 (i) There shall be no adjustment under this Section 3.3 for any sales or issuances: (a) in a transaction in which an adjustment will be made pursuant to Section
                          3.1 or 3.2; or (b) upon exercise or conversion of Common Stock Equivalents outstanding on the original date of issuance of this Warrant; or (c) pursuant to that certain Confidential Private Placement Memorandum of the Company dated November 15, 1995 for the sale of up to 2,400,000 shares of the Company's common stock at a price of $1.50 per share; or (d) upon the Company's granting to George





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                          Wells, no later than ninety (90) days after March 31,
                          1996 fiscal year at the discretion of the Company's Board of Directors, based upon satisfaction of certain incentive goals, an option or options to purchase up to 150,000 shares of the Company's common stock at a price of $1.50 per share;

                 (ii) The issuance of Common Stock Equivalents shall be deemed an issuance at such time of the shares of Common Stock underlying the Common Stock Equivalents. If the Effective Price shall be less than the Warrant Price at the time of such issuance, then an adjustment in the Warrant Price shall be made upon each such issuance in the manner provided in this
                          Section 3.3. No adjustment of the Warrant Price shall be made under this Section 3.3 upon the issuance of shares of Common Stock upon the exercise or conversion of Common Stock Equivalents if an adjustment has previously been made as above provided. Any adjustment of the Warrant Price shall be disregarded, if, as and when such Common Stock Equivalents expire or are cancelled without being exercised so that the Warrant Price effective immediately upon such cancellation or expiration shall be equal to the Warrant Price in effect at the time of the issuance of the expired or cancelled Common Stock Equivalents, with such additional adjustments as would have been made to the Warrant Price had the expired or cancelled Common Stock); Equivalents not been issued.

3.4 Other Action Affecting Common Stock. (a) If the Company takes any action affecting its Common Stock after the date hereof (including dividends and distributions), other than an action described in any of Sections 3.1 and 3.2 hereof, which would have a material adverse effect upon Holder's rights hereunder, the Warrant Price shall be adjusted downward in such manner and at such time as the Board of Directors of the Company shall in good faith determine to be equitable under the circumstances.

                 (b) In case the Company shall make any distribution of its assets to holders of its Common Stock as a liquidation or partial liquidation dividend or by ways of return of capital, or other than as a dividend payable out of earnings or surplus legally available for dividends under the laws of the state of incorporation of the Company, and Holder exercises this Warrant within thirty (30) days after the later of (i) the record date for the determination of the holders of Common Stock entitled to such distribution of assets and (ii) the date upon which notice of such distribution is delivered by the Company to Holder, Holder shall be entitled to receive, for no additional consideration, in addition to the Warrant Stock, the amount of such assets (or, at the option of the Company. a sum equal to the value thereof at the time of such distribution, such value to be determined





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         by the Board of Directors of the Company in good faith) that would have been payable to the Holder had it been the holder of record of the Warrant Stock on such record date.

                 (c) In case the Company shall liquidate or wind up its affairs, the Holder shall be entitled, upon the exercise hereof, to receive, in lieu of the shares of Warrant Stock; that the Holder would have been entitled to receive, the same kind and amount of assets as would have been issued, paid or otherwise distributed to the Holder upon such dissolution, liquidation or winding up with respect to such shares of Warrant Stock, had the Holder been the holder of record of such shares of Warrant Stock on the record date for the determination of those entitled to receive any such distribution; provided, however, that all rights under this Warrant shall terminate on a date fixed by the Company, such date to be not earlier than the date of commencement of proceedings for dissolution, liquidation or winding up and not later than thirty (30) days after such date of commencement, unless the Holder shall have, prior to such termination date, exercised this Warrant. Written notice of such termination of rights under this Warrant shall be given to the Holder at least thirty (30) days prior to such termination date.

3.5 Adjustment with Respect to Common Stock Offering. The Company shall complete an offering of its common stock within the period ending February 28, 1997. If such offering shall result in the Company's receipt by such date of aggregate proceeds (after deduction of offering expenses) in an amount less than $1,800,000, then, effective March 1, 1997, the Warrant Price per share shall be reduced by an amount equal to the product of (i) $0.50, multiplied by the difference between (A) 1 and (B) the decimal equivalent of a fraction, the numerator of which is the amount of aggregate proceeds (net of offering expenses) received by the Company by February 28, 1997, and the denominator of which is $1,800,000. The Warrant Price shall not be adjusted pursuant to this Section 3.5 if the aggregate proceeds (after deduction of offering expenses) received by the Company by such date as a result of such offering exceeds $1,800,000.

3.6 Time of Adjustments to the Warrant Price. All adjustments to the Warrant Price and the number of shares purchasable hereunder, unless otherwise specified herein, shall be effective as of the earlier of:

         (i) the date of issue (or date of sale, if earlier) of the security causing the adjustment;

         (ii) the effective date of a division or combination of shares;

         (iii) the record date of any action of holders of the Company's capital stock of any class taken for the purpose of dividing or combining shares or entitling shareholders to receive a distribution or dividends.





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3.7      Notice of Adjustments.  In each case of an adjustment in the Warrant
         Price and the number of shares purchasable hereunder, the Company, at its expense, shall cause the Treasurer or chief financial officer of the Company to compute such adjustment and prepare a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment is based. The Company shall promptly mail a copy of each such certificate to Holder pursuant to Section 6.9 hereof.

3.8 Duration of Adjusted Warrant Price. Following each adjustment of the Warrant Price such adjusted Warrant Price shall remain in effect until a further adjustment of the Warrant Price.

3.9 Adjustment of Number of Shares. Upon each adjustment of the Warrant Price pursuant to this Section 3, the number of shares of Warrant Stock shall be adjusted to the nearest whole share, to the number obtained by dividing the Aggregate Price by the Warrant Price as adjusted.


                                   ARTICLE IV
                          TRANSFER, EXCHANGE AND LOSS

4.1 Transfer. This Warrant is transferable on the books of the Company at its principal office by the registered Holder hereof upon surrender of this Warrant properly endorsed, subject to compliance with federal and state securities laws. The Company shall issue and deliver to the transferee a new Warrant or Warrants representing the Warrants so transferred. Upon any partial transfer, the Company will issue and deliver to Holder a new Warrant or Warrants with respect to the Warrants not so transferred. Notwithstanding the foregoing, Holder shall not be entitled to transfer a number of shares or an interest in this Warrant representing less than five percent (5%) of the aggregate shares initially covered by this Warrant. Any transferee shall be subject to the same restrictions on transfer with respect to this Warrant as the Purchaser.

4.9 Securities Laws. Upon any issuance of shares of Common Stock upon exercise of this warrant, it shall be the Company's responsibility to comply with the requirements of: (1) the 1933 Securities Act; (2) the Securities Exchange Act of 1934, as amended; (3) any applicable listing requirements of any national securities exchange; (4) any state securities regulation or "Blue Sky" laws; and (5) requirements under any other law or regulation applicable to the issuance or transfer of such shares. If required by the Company, in connection with each issuance of shares of Common Stock upon exercise of this Warrant, the Holder will give: (i) assurances in writing, satisfactory to the Company, that such shares are not being purchased with a view to the distribution thereof in violation of applicable laws, (ii) sufficient information, in writing, to enable the





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         Company to rely on exemptions from the registration or qualification requirements of applicable laws, if available, with respect to such exercise, (iii) the legal opinion required by the restrictive legend set forth at the beginning of this Warrant, and (iv) its cooperation to the Company in connection with such compliance.

4.3 Exchange. Subject to compliance with applicable federal and state securities laws, this Warrant is exchangeable at the principal office of the Company for Warrants to purchase the same number of shares of Common Stock purchasable hereunder, each new Warrant to represent the right to purchase such number of shares of Common Stock as Holder shall designate at the time of such exchange. Each new Warrant shall be identical in form and content to this Warrant, except for appropriate changes in the number of shares of Common Stock covered thereby, the aggregate purchase price of such shares, the percentage stated in Section 4.1 above, and any other changes which are necessary in order to prevent the Warrant exchange from changing the respective rights and obligations of the Company and the Holder as they existed immediately prior to such exchange.

4.4 Loss or Mutilation. Upon receipt by the Company of evidence satisfactory to it of the ownership of, and the loss, theft, destruction or mutilation of, this Warrant and (in the case of loss, theft, or destruction) of indemnity satisfactory to it, and (in the case of mutilation) upon surrender and cancellation hereof, the Company will execute and deliver in lieu hereof a new Warrant.


                                   ARTICLE V
                                 HOLDER RIGHTS

5.1 No Shareholder Rights Until Exercise. No Holder hereof, solely by virtue hereof, shall be entitled to any rights as a shareholder of the Company. Holder shall have all rights of a shareholder with respect to securities purchased upon exercise hereof at the time of cash or deemed exercise pursuant to Sections 2.1 and 2.2 hereof.

5.2 Registration Rights. The Company agrees that any shares of Common Stock issued to Holder upon exercise of this Warrant shall be subject to the registration rights set forth in the Registration Rights Agreement of even date herewith among the Company, the Purchaser and others.





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                                   ARTICLE VI
                                 MISCELLANEOUS

6.1 Additional Covenants by the Company. The Company further covenants and agrees that it will:

                 a. Give each Holder prompt written notice of any intended changes to the composition of its capital structure, whether by issuance of new securities or otherwise;

                 b. Give each Holder written notice of any shareholders' meeting and will allow a representative of each Holder to attend such meetings;

                 c. Give each Holder at least five days' prior written notice of any action that the Company intends to take by shareholders' written consent;

                 d. Allow, upon reasonable notice and at reasonable times, the inspection of its minute book and other corporate records by a representative of the Holder; and

                 e. Not engage, other than on arm's length terms, in any transaction with any of its shareholders or affiliates (as such term is defined under Rule 144 issued by the Securities and Exchange Commission under the 1933 Securities Act, as amended).

6.2 Governmental Approvals. The Company will from time to time take all action which may be necessary to obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities and securities acts filings under federal and state laws, which may be or become requisite in connection with the issuance, sale, and delivery of this Warrant, and the issuance. sale and delivery of the shares of Common Stock or other securities or property issuable or deliverable upon exercise of this Warrant.

6.1 Governing Laws. It is the intention of the parties hereto that except as set forth below, the internal laws of the State of Connecticut, U.S.A. (irrespective of its choice of law principles) shall govern the validity of this warrant, the construction of its terms. and the interpretation and enforcement of the rights and duties of the parties hereto, provided that the corporation laws of the State of Delaware shall govern the procedural and substantive matters pertaining to the due authorization, issuance, delivery and exercise of this Warrant and the shares of Common Stock upon exercise hereof. Except as set forth below, the parties hereby agree that any suit to enforce any provision of this Warrant





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         arising out of or based upon this Warrant or the business relationship between any of the parties hereto shall be brought in the United
         States District Court for the District of Delaware or the courts of the State of Delaware located in Wilmington, Delaware. Each party hereby agrees that such courts shall have personal jurisdiction and venue with respect to such party, and each party hereby submits to the personal jurisdiction and venue of such courts. In addition to the foregoing jurisdiction, Holder at its sole option, may commence any such suit in any jurisdiction in which the Company has a business office or is incorporated.

6.4 Binding Upon Successors and Assigns. Subject to, and unless otherwise provided in, this Warrant, each and all of the covenants, terms provisions, and agreements contained herein shall be binding upon, and inure to the benefit of the permitted successors. executors, heirs, representatives, administrators and assigns of the parties hereto.

6.5 Severability. If any one or more provisions of this Warrant, or the application thereof, shall for any reason and to any extent be invalid or unenforceable, the remainder of this Warrant and the application of such provisions to other persons or circumstances shall be interpreted so as best to reasonably effect the intent of the parties hereto. The parties further agree to replace any such void or unenforceable provisions of this Warrant with valid and enforceable provisions which will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provisions.

6.6 Default, Amendment and Waivers. This Warrant may be amended upon the written consent of the Company and the Holder. The waiver by a party of any breach hereof for default in payment of any amount due hereunder or default in the performance hereof shall not be deemed to constitute a waiver of any other default or any succeeding breach or default. It shall be an event of default under this Warrant if the Company breaches any term or condition hereof or fails to perform any obligation as and when required hereunder and such breach or failure is not cured within thirty (30) days after receiving written notice thereof from Holder. Upon such event of default, the Warrant Price for all shares shall be reduced by one-fifth and thereafter shall continue to be reduced by one-fifth from the then adjusted Warrant Price for each successive thirty (30) day period in which such breach is not cured.

6.7 No Waiver. The failure of any party to enforce any of the provisions hereof shall not be construed to be a waiver of the right of such party thereafter to enforce such provisions.

6.8 Attorneys' Fees. Should suit be brought to enforce or interpret any part of this Warrant, the prevailing party shall be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorneys fees to be fixed by the court (including without





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         limitation, costs, expenses and fees on any appeal). The prevailing party shall be the party entitle to recover its costs of suit, regardless of whether such suit proceeds to final judgment. A party not entitled to recover its costs shall not be entitled to recover attorneys' fees. No sum for attorneys' fees shall be counted in calculating the amount of a judgment for purposes of determining if a party is entitled to recover costs or attorneys' fees.

6.9 Notices. Whenever any party hereto desires or is required to give any notices, demand, or request with respect to this Warrant, each such communication shall be in writing and shall be effective only if it is delivered by personal service or delivered by a nationally recognized overnight courier, in each case addressed to the parties hereto at their respective addresses set forth at the beginning of this Agreement. Such communication shall be effective when they are received by the addressee thereof. Any party may change its address for such communications by giving notice thereof to the other party in conformity with this Section.

6.10     Time.  Time is of the essence of this Warrant.

6.11 Construction of Agreement. This Warrant has been negotiated by the respective parties hereto and their attorneys and the language hereof shall not be construed for or against any party.

6.12 No Endorsement. Holder understands that no federal or state securities administrator has made any finding or determination relating to the fairness of investment in the Company or purchase of the Common Stock hereunder and that no federal or state securities administrator has recommended or endorsed the offering of securities by the Company hereunder.

6.13 Pronouns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person, persons, entity or entities may require.

6.14 Further Assurances. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by any other party to better evidence and reflect the transactions described herein and contemplated hereby, and to carry into effect the intents and purposes of this Warrant.





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

         IN WITNESS WHEREOF, the undersigned Company has caused this Common Stock Warrant to be executed and delivered on the date first above written by its President, thereunto duly authorized.


                                            COMPANY:

                                            Centrum Industries, Inc.



                                        By:   /s/ George H. Wells
                                            -----------------------------------
                                            George Wells
                                            Its President





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